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                                                                  EXHIBIT 23.4


CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-3 (File No. 333-_____) of our report dated March 13, 1997, on our audits of the consolidated financial statements of Delta Life Corporation as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995, and 1994, which report is included in Form 8-K/A File No. 001-12363) and is incorporated by reference in this Form S-3. We also consent to the references to our firm under the caption "Experts."


                                                 /s/ Coopers & Lybrand L.L.P.

Memphis, Tennessee
April 13, 1998